EXHIBIT 10.2

THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR
SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION
STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY
SATISFACTORY TO VENTA INC. THAT SUCH REGISTRATION IS NOT REQUIRED.

VENTA, INC. 2131 N. Collins Ave 433-614 Arlington, TX 76011 1-888-VENTA08 www.ventainc.com

Principal Amount $30,000.00	Issue Date: April 8, 2010

CONVERTIBLE NOTE

FOR VALUE RECEIVED, VENTA INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to Semen Prus, Nekrasova Street 18, Severskiy Raion, Krasnodar, Russia 350059 (the "Holder") the sum of Thirty Thousand Dollars ($30,000.00), with interest accruing thereon, on April 8 , 2012 (the 'Maturity Date"), if not retired sooner.

The following terms shall apply to this Note:

ARTICLE I

GENERAL PROVISIONS

1.1    Interest Rate. Interest shall accrue on this Note at the rate of ten (10%) per annum based on 365 day calendar year. Following the occurrence and during the continuance of an Event of Default, which, if susceptible to cure is not cured within thirty (30) days, otherwise then from the first date of such occurrence, the annual interest rate on this Note shall (subject to Section 4.7) be fifteen percent (15%) and calculated on a 365 day year.

1.2    Maturity Date. Subject to the right of the Holder with respect to its conversion rights hereunder, all principal with interest accruing thereon is otherwise due on April 21, 2012 (the "Maturity Date"); provided however, that should the Borrower close a subsequent financing transaction of either debt or equity in an amount exceeding $1,000,000 prior to the Maturity Date, then this Note shall become due and payable in full at such closing of the subsequent financing, inclusive of all interest.

1.3    Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the occurrence of an Event of Default as defined in Article III hereof and until the Note is paid in full regardless of the subsequent cure of the Event of Default. The Note shall be payable in full on the Maturity Date, unless previously converted into Common Stock in accordance with Article II hereof.

ARTICLE II

CONVERSION RIGHTS

2.1    Holder's Conversion Rights. Subject to Section 2,2, the Holder shall have the right, but not the obligation at any time from the date of issuance of this Note, to convert all or any portion of the then aggregate outstanding Principal Amount of this Note, into shares of Common Stock, subject to the terms and conditions set forth in this Article lI at lower forty percent (40%) discount to the market price of the Borrower's Common Stock or $0.015 per share . The "market price" shall be determined at the average of the closing bid of the Company's Common Stock for the five (5) trading days immediately prior to the date of conversion. The Holder may exercise such right by delivery to the Borrower of a written Notice of Conversion pursuant hereto.

A.            Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B.            Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes that may be issued or outstanding, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C.            Stock Splits, Combinations and Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.,

D.            Whenever the Conversion Price is adjusted pursuant to Section 2.1(c) above, the Borrower shall promptly mail to the Holder a notice setting forth the Conversion Price after such adjustment and setting forth a statement of the facts requiring such adjustment.

2.2     Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Subscription Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

ARTICLE III

EVENT OF DEFAULT

The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, upon demand, without presentment, or grace period, all of which hereby are expressly waived, except as set forth below:

3.1    Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal, interest or other sum due under this Note when due and such failure continues for a period of thirty (30) days after the due date. The thirty (30) day period described in this Section 3.1 is the same ten (30) day period described in Section 1.1 hereof.

3.2    Breach of Covenant. The Borrower breaches any material covenant of this Note in any material respect and such breach, if subject to cure, continues for a period of thirty (30) business days after written notice to the Borrower from the Holder.

3.3    Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading in any material respect as of the date made and the Closing Date, and would otherwise have a material adverse effect on the Borrower.

3.4    Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

3.5    Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $500,000; and shall remain unvacated, unbonded or unstayed for a period of ninety (90) days.

3.6    Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law, or the issuance of any notice in relation to such event, for the relief of debtors shall be instituted by or against the Borrower and if instituted against Borrower are not dismissed within 90 days of initiation.

3.7    Delistine. Delisting of the Common Stock from any Principal Market; failure to comply with the requirements for continued listing on a Principal Market for a period of thirty consecutive trading days; or notification from a Principal Market that the Borrower is not in compliance with the conditions for such continued listing on such Principal Market.

3..8    Non-Payment. A default by the Borrower under any one or more obligations in an aggregate monetary amount in excess of $500,000 for more than twenty days after the due date, unless the Borrower is contesting the validity of such obligation in good faith.

3.9    Stop Trade. An SEC or judicial stop trade order or Principal Market trading suspension that lasts for thirty (30) or more consecutive trading days.

3.10    Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely delivers Common Stock to the Holder pursuant to and in the form required by this Note or, if required, a replacement Note.

3.11    Reservation Default. Failure by the Borrower to have reserved for issuance upon conversion of the Note the amount of Common stock as set forth in this Note.

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ARTICLE IV

HOLDER REPRESENTATIONS

Holder hereby represents and warrants to and agrees with the Company only as to such Holder that:

(a)             Information on Company. The Holder has been informed about the company's goals and future plans of development. In addition, if requested, the Holder has received in writing from the Company such other information concerning its operations, financial condition and other matters (such other information is collectively, the "Other Written Information"), and considered all factors the Holder deems material in deciding on the advisability of investing in the Securities.

(b)             Information on Holder. The Holder is, and will be at the time of the conversion of the Notes, an "accredited investor", as such term is defined in Regulation D promulgated by the Commission under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Holder to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment. The Holder has the authority and is duly and legally qualified to purchase and own the Securities. The Holder is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof. The information set forth on the signature page hereto regarding the Holder is accurate.

(c)             Purchase of Notes. On the Closing Date, the Holder will purchase the Notes as principal for its own account for investment only and not with a view toward, or for resale in connection with, the public sale or any distribution thereof, but Holder does not agree to hold the Notes and Warrants for any minimum amount of time.

(d)             Compliance with Securities Act. The Holder understands and agrees that the Securities have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Holder contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration, Notwithstanding anything to the contrary contained in this Agreement, such Holder may transfer (without restriction and without the need for an opinion of counsel) the Securities to its Affiliates (as defined below) provided that each such Affiliate is an "accredited investor" under Regulation D and such Affiliate agrees to be bound by the terms and conditions of this Agreement. For the purposes of this Agreement, an "Affiliate" of any person or entity means any other person or entity directly or indirectly controlling, controlled by or under direct or indirect common control with such person or entity. Affiliate when employed in connection with the Company includes each Subsidiary [as defined in Section 5(a)] of the Company. For purposes of this definition, "control" means the power to direct the management and policies of such person or firm, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise.

(e)     Shares Legend. The Shares shall bear the following or similar legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VENTA INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(f)    Note Legend. The Note shall bear the following legend:

"THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE AND THE COMMON SHARES ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO VENTA INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

(g)    Communication of Offer. The offer to sell the Securities was directly communicated to the Holder by the Company. At no time was the Holder presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer.

(h)    Authority; Enforceability. This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Holder and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights generally and to general principles of equity; and Holder has full corporate power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Holder relating hereto.

(i)             No Governmental Review. Holder understands that no United States federal or state agency or any other governmental or state agency has passed on or made recommendations or endorsement of the Securities or the suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(j)             Correctness of Representations. Holder represents as that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Holder otherwise notifies the Company prior to the Closing Date shall be true and correct as of the Closing Date.

(k)             Survival. The foregoing representations and warranties shall survive the Closing Date until three years after the Closing Date.

ARTICLE V

MISCELLANEOUS

5.1    Failure or Indulgence Not Waiver, No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

5.2    Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be: (i) if to the Borrower to: VENTA INC., 2131 N. Collins Ave 433-614, Arlington TX 76011, Attn: Dmitri Tisnoi, Phone: 1-888-VENTA08.

5.3    Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

5.4    Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns.

5.5    Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

5.6    Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Nevada. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of Tarrant County, State of Texas. Both parties and the individual signing this Agreement on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs,

5.7    Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

5.8    Shareholder Status. The Holder shall not have rights as a shareholder of the Borrower with respect to unconverted portions of this Note. However, the Holder will have all the rights of a shareholder of the Borrower with respect to the shares of Common Stock to be received by Holder after delivery by the Holder of a Conversion Notice to the Borrower.

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IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by an authorized officer as of the 8th Day of April, 2010.

Borrower	VENTA INC.

By /s/ Semen Prus	By: /s/ Dmitri Tisnoi
Name: Dmitri Tisnoi,
Title: Chief Executive Officer

Date:

WITNESS:

_____________________________
/s/

NOTICE OF CONVERSION

(To be executed by the Registered Holder in order to convert the Note)

The undersigned hereby elects to convert $_________________  of the principal and $ ___________of the interest due on the Note issued by on April 8, 2010 into Shares of Common Stock of YENTA INC. (the "Borrower") according to the conditions set forth in such Note, as of the date written below.

Date of Conversion:

Conversion Price:

Shares To Be Delivered:

Signature:

Print Name:

Address: